Exhibit 99.1
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                                                             News Release
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Union Texas Petroleum
                                                         1330 Post Oak Boulevard
                                                                   P.O. Box 2120
                                                       Houston, Texas 77252-2120
                                                                  (713) 623-6544





                    UNION TEXAS PETROLEUM REPORTS RESULTS OF
                           ANNUAL STOCKHOLDERS MEETING

Contact:          Carol Cox
                  713-968-2714

           Houston, May 9, 1997 -- At Union Texas Petroleum Holdings, Inc.'s (NYSE: UTH) annual stockholders meeting held this morning in Houston, stockholders elected 10 members of its Board of Directors to one-year terms expiring in 1998. The directors include John Whitmire, Chairman and CEO of Union Texas; Glenn A. Cox, retired President and Chief Operating Officer of Phillips Petroleum Company; Edward A. Gilhuly, Partner of Kohlberg Kravis Roberts & Company (KKR); James H. Greene Jr., Partner of KKR; Henry R. Kravis, Partner of KKR; Michael W. Michelson, Partner of KKR; Stanley P. Porter, retired Vice Chairman of Arthur Young & Company; George R. Roberts, Partner of KKR; Richard
R. Shinn, retired Executive Vice Chairman of the New York Stock Exchange and retired Chairman and CEO of Metropolitan Life Insurance Company; and Sellers Stough, retired Vice President-Finance of Chevron Corporation.
           At the annual meeting, Mr. Whitmire announced that James D. Woods had withdrawn his name as a nominee from the slate of directors to be elected due to personal time commitments that have arisen since Mr. Woods joined the Board earlier this year. At a board meeting immediately following the annual meeting, the Board of Directors appointed Wylie Bernard (Ber) Pieper, retired Vice Chairman and Chief Operating Officer of Halliburton Company, to fill the vacant board position.
           Mr. Pieper retired from Halliburton in January 1996, after a career of 38 years with Halliburton and its Brown & Root, Inc. subsidiary. He began his career with Brown & Root in 1957 and held positions with increasing responsibilities in the company's engineering and operational activities in the U.S. and overseas. Mr. Pieper was named President of Brown & Root in 1989. In 1992, he served as Vice Chairman of Halliburton and was named Vice Chairman and Chief Operating Officer in 1994 where he was responsible for

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Halliburton's  three operating  units:  Brown & Root, Inc.,  Halliburton  Energy
Services and Highlands Insurance Company.
         Mr. Pieper holds bachelor of arts and science degrees from Rice University and did postgraduate studies at the University of Houston. He is a fellow of the American Society of Civil Engineers, a member of Sigma Tau and Tau Beta Pi engineering honor societies, and a former member of the executive boards for the Texas Association of Taxpayers and the Texas Research League. He serves on the Board of Governors, the George R. Brown School of Engineering Advisory Board and the Jones Graduate School of Administration Council of Overseers at Rice University. He is the current Chairman of the Engineering Advisory Board at Rice. Mr. Pieper also is involved in a number of community and charitable activities in the Houston area. He and his wife, Adele, reside in Houston.
           "We are delighted to welcome Ber to the Union Texas Board of Directors," said Whitmire. "He brings a vast perspective of the international petroleum industry to our board."
           At the annual meeting, the stockholders also ratified the appointment of Price Waterhouse as the company's independent accountants.
           One of the largest independent producers located in the U.S., Houston-based Union Texas Petroleum Holdings, Inc. (NYSE:UTH) explores for and produces oil and gas overseas primarily in the U.K. North Sea, Indonesia and other strategic areas. The company has petrochemical operations in Louisiana.
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For additional information, contact:
Carol Cox, media                    John Zimmerman, analysts and investors
713-968-2714                        713-968-2740